                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


  [ ]  Preliminary Proxy Statement

  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

  [X]  Definitive Proxy Statement

  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant under Section 240.14a-12

                               The Midland Company
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  ______________________________________________________________

         (2)      Aggregate number of securities to which transaction applies:

                  ______________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

                  ______________________________________________________________

         (4)      Proposed maximum aggregate value of transaction:

                  ______________________________________________________________

         (5)      Total fee paid:

                  ______________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  ______________________________________________________________
         (2)      Form, Schedule or Registration Statement No.:

                  ______________________________________________________________
         (3)      Filing Party:

                  ______________________________________________________________
         (4)      Date Filed:

                  ______________________________________________________________

                               THE MIDLAND COMPANY

                             7000 Midland Boulevard
                               Amelia, Ohio 45102


                            NOTICE OF ANNUAL MEETING
                               AND PROXY STATEMENT


TO THE SHAREHOLDERS OF THE MIDLAND COMPANY:

We are providing you notice that the Annual Meeting of the Shareholders of The Midland Company will be held at our offices, 7000 Midland Boulevard, Amelia, Ohio 45102, on Thursday, April 11, 2002 at 10:00 a.m. (eastern time), for the following purposes:

         1.       To elect six members of the Board of Directors.

         2. To approve an amendment to the Articles of Incorporation of Midland to increase the maximum number of shares authorized to Forty-One Million (41,000,000), of which Forty Million (40,000,000) shares shall be common shares without par value and One Million (1,000,000) shares shall be preferred shares without par value.

         3.       To approve the adoption of the 2002 Employee Incentive Stock
                  Plan.

         4. To approve the adoption of the 2002 Restricted Stock and Stock Option Plan for Non-Employee Directors.

         5. To ratify and approve the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2002.

         6. To transact any other business that may lawfully come before the meeting.

At the time of this notice, the items listed above are the only items of business that the Board of Directors either intends to present or knows will be presented at the meeting.


You are urged to be present at the annual meeting. If you do not plan on attending the meeting, and wish your stock to be voted, please date, complete and sign the enclosed proxy card and mail it to us in the enclosed pre-paid return envelope. It is important that your shares are represented and voted at the meeting and we hope that you will return the enclosed proxy card.


You are entitled to vote at the meeting if you were a shareholder of record at the close of business on March 1, 2002.

DATED AT AMELIA, OHIO THIS 12th DAY OF MARCH, 2002.





                                    JOHN I. VON LEHMAN
                                    Secretary

                                TABLE OF CONTENTS
                                -----------------



General Information                                                                                                   1

Election of Directors                                                                                               2-3

Amendment to Articles of Incorporation                                                                                3

Adoption of the 2002 Employee Incentive Stock Plan                                                                  4-6

Adoption of the 2002 Restricted Stock and Stock Option Plan for Non-Employee Directors                              6-7

Ratification of Appointment of Accountants                                                                            7

Director Compensation                                                                                               7-8

Board Committees                                                                                                    8-9

Report of the Compensation Committee                                                                                  9

Report of the Audit Committee                                                                                        10

Principal Shareholders                                                                                            11-12

Directors and Executive Officers                                                                                  13-15

Certain Relationships and Related Transactions                                                                    15-16

Directors and Executive Officers Stock Ownership                                                                  16-17

Section 16 Beneficial Ownership Reporting Compliance                                                                 17

Compensation Committee Interlocks                                                                                    17

Summary Compensation Table                                                                                           18

Defined Benefit Pension Plan                                                                                         19

Long-Term Incentive Awards                                                                                           19

Option Grants in Last Fiscal Year                                                                                    20

Aggregate Option / SAR Exercised                                                                                     20

Change in Control Arrangements                                                                                       20

Five Year Total Return                                                                                               21

Shareholder Proposals for Next Year                                                                                  21

Cost of Solicitation                                                                                                 21

Directions to The Midland Company                                                                                    22

Questions                                                                                                            22

Annex  I - 2002 Employee Incentive Stock Plan                                                                     23-37

Annex II - 2002 Restrictive Stock and Stock Option Plan for Non-Employee Directors                                38-40


GENERAL INFORMATION

WHO MAY VOTE

Shareholders of Midland, as recorded in our stock register on March 1, 2002, may vote at the meeting. As of that date, Midland had 8,762,388 shares of Common Stock outstanding.

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK


Midland's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our Director candidates. You may also vote for or against the other proposals or abstain from voting.



If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our Director candidates, in favor of the amendment to the Articles of Incorporation of Midland, in favor of the adoption of the 2002 Employee Incentive Stock Plan, in favor of the adoption of the 2002 Restricted Stock and Stock Option Plan for Non-Employee Directors and in favor of the ratification of Deloitte & Touche LLP as Midland's independent public accountants for fiscal year 2002.


You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you wish to vote.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Midland's Secretary in writing at the address under "Questions?" on page 22.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding proposed shares eligible to vote must be represented at the meeting, either by proxy or in person.

VOTES NEEDED

The six director candidates receiving the most votes will be elected to fill the available seats on the Board. Approval of the amendment to the Articles of Incorporation of Midland, the adoption of the 2002 Employee Incentive Stock Plan, the adoption of the 2002 Restricted Stock and Stock Option Plan for Non-Employee Directors and the Ratification of Deloitte & Touche LLP as Midland's public accountants require the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

OTHER MATTERS

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

PROPOSAL 1 - ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

The Board of Directors oversees the management of Midland on your behalf. The Board reviews Midland's long-term strategic plans and exercises direct decision-making authority in key areas, such as choosing the executive officers, setting the scope of their authority to manage Midland's day-to-day business and evaluating management's performance.

Midland's Amended and Restated Code of Regulations provides that the Board of Directors consists of three classes of directors, Class I, II, and III. Each class is elected for a three-year term with one class being elected each year. The term of the Class I directors expires at the 2002 Annual Meeting of Shareholders, the term of Class II directors expires at the 2003 Annual Meeting of Shareholders and the term of the Class III directors expires at the 2004 Annual Meeting of Shareholders.

Five out of our six director nominees are not Midland employees. Only non-employee directors serve on our Audit and Compensation Committees. Personal information on each of our nominees is provided below.

The Board is nominating for reelection all of its current Class I Directors:
James E. Bushman, James H. Carey, John W. Hayden, Robert W. Hayden and David B. O'Maley. All Class I Directors will hold office until the annual meeting in 2005 or until their successors have been elected and qualified.

In addition, after the 2001 Annual Meeting of Shareholders, a member of the Class II Directors retired during 2001 and Mr. William J. Keating, Jr. was subsequently appointed by the Board of Directors to temporarily fill the vacancy created by the retirement of such Director. The Board of Directors desires to have Mr. Keating be a permanent member of the Class II directors. As such, the Board is nominating Mr. William J. Keating, Jr. to serve until the 2003 Annual Meeting of Shareholders or until a successor is elected and qualified.

The following Class II Directors have been elected to serve until the annual meeting in 2003 and until their successors have been elected and qualified:
Michael J. Conaton, Jerry A. Grundhofer, Joseph P. Hayden III and John R. LaBar.

The following Class III Directors have been elected to serve until the annual meeting in 2004 and until their successors have been elected and qualified: J.
P. Hayden, Jr., William T. Hayden, John M. O'Mara, Glenn E. Schembechler, Francis Marie Thrailkill, OSU Ed.D. and John I. Von Lehman.

Board meetings last year: 4

Proxies solicited by the Board will be voted for the election of the Director nominees. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of Midland not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate their votes.

Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board of Directors.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS NOMINATED FOR ELECTION:

James E. Bushman              Mr. Bushman's term as a Director expires in 2002.
Age 57                        Mr. Bushman is the President and Chief Executive
Director since 1997           Officer of Cast-Fab Technologies, Inc. and has
                              served in those capacities for over ten years. Mr.
                              Bushman is a Director of Ohio National Fund, Inc.,
                              One Fund, Inc. and The Dow Target Variable Fund,
                              LLC.

James H. Carey                Mr. Carey's term as a Director expires in 2002.
Age 69                        Mr. Carey currently serves as a corporate director
Director since 1971           and advisor and has served as the Managing
                              Director of Briarcliff Financial Associates since
                              1991. Mr. Carey currently serves as a Director of Airborne Freight Corporation. Mr. Carey formerly served as the Chief Executive Officer of National
                              Capital Benefits Corporation and as the President and Chief Executive Officer of the Berkshire Bank.

John W. Hayden                Mr. Hayden's term as a Director expires in 2002.
Age 44                        Since 1998, Mr. Hayden has been the Chief
Director since 1991           Executive Officer and President of Midland. In
                              addition, Mr. Hayden serves as the Chairman, Chief
                              Executive Officer and President of American Modern
                              Insurance Group, Inc., a wholly owned subsidiary of Midland. Before assuming his current responsibilities, Mr. Hayden was a Senior
                              Executive Vice President of Midland and Vice
                              Chairman of the American Modern Insurance Group,
                              Inc. Mr. Hayden has served in various capacities for Midland and its subsidiaries with progressively increasing responsibilities since
                              1981. Mr. Hayden is also a Director of Ohio
                              National Financial Services, Inc. and The Ohio
                              National Life Insurance Company.

Robert W. Hayden              Mr. Hayden's term as a Director expires in 2002.
Age 63                        Mr. Hayden retired in 1999, as a Vice President of
Director since 1968           Midland. Mr. Hayden served Midland and its
                              subsidiaries in various other capacities from 1960 until his retirement.


William J. Keating, Jr.       Mr. Keating was appointed as a Director by the
Age 48                        Board of Directors of Midland effective July 26,
Director since July 26, 2001  2001 to fill a vacancy created as a result of
                              William J. Keating, Sr.'s retirement from the
                              Board. Mr. Keating is a partner at Keating, Muething & Klekamp, P.L.L, a law firm in Cincinnati, Ohio, and has served in that capacity for over ten years.

David B. O'Maley              Mr. O'Maley's term as a Director expires in 2002.
Age 55                        Mr. O'Maley is Chairman of the Board, President
Director since 1998           and Chief Executive Officer of Ohio National
                              Mutual Holdings, Inc., Ohio National Financial
                              Services, Inc., The Ohio National Life Insurance
                              Company and various affiliates and has served in those capacities since 1994. Mr. O'Maley has also been a Director of US Bancorp (or its predecessor(s)) since 1995 and is a Director of KGO Development, Inc.



PROPOSAL 2 - APPROVE AMENDMENT TO THE ARTICLES OF INCORPORATION OF MIDLAND TO INCREASE THE MAXIMUM NUMBER OF SHARES AUTHORIZED TO BE OUTSTANDING
(ITEM 2 ON THE PROXY CARD)


At its meeting on January 31, 2002, the Board of Directors approved an amendment, subject to the approval of the Midland shareholders at the 2002 Annual Meeting of Shareholders, to Midland's Articles of Incorporation to increase the maximum number of common shares authorized to be outstanding to Forty-One Million (41,000,000), of which Forty Million (40,000,000) shares will be common shares, without par value and One Million (1,000,000) shares will be preferred shares without par value. Currently, Midland's Articles of Incorporation authorize the issuance of Twenty Million Five Hundred Thousand (20,500,000) shares, of which Twenty Million (20,000,000) shares are common shares, without par value, and Five Hundred Thousand (500,000) shares are preferred shares, without par value. As of March 1, 2002, Midland had approximately Eleven Million (11,000,000) common shares that were either issued and outstanding or reserved for issuance pursuant to Midland's various stock option and incentive plans and retirement plans. Accordingly, approximately Nine Million Five Hundred Thousand (9,500,000) shares are available for future issuances by Midland. Though the Board of Directors has no present intention to do any of the items listed below, it believes that it is desirable to increase the number of authorized shares in order to make available additional shares for issuance for possible stock dividends, stock splits, benefit plan issuances, acquisitions, financings and for other corporate purposes as may arise.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE IN THE MAXIMUM NUMBER OF SHARES AUTHORIZED TO BE OUTSTANDING. THE AFFIRMATIVE VOTE OF A MAJORITY OF COMMON SHARES VOTING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS IS REQUIRED FOR RATIFICATION OF THIS PROPOSAL.

PROPOSAL 3 - APPROVE ADOPTION OF THE 2002 EMPLOYEE INCENTIVE STOCK PLAN (ITEM 3 ON THE PROXY CARD)

At its meeting on January 31, 2002, the Board of Directors approved the adoption, subject to the approval of the Midland shareholders at the 2002 Annual Meeting of Shareholders, of the 2002 Employee Incentive Stock Plan attached to this proxy statement as Annex I. The Plan supercedes Midland's Stock Option Plan, which was created in 1972, extended in 1981 and 1992 (as the Employee Incentive Stock Plan) and expires in 2002. Shareholders should read Annex I in its entirety.

Purpose and Objective of the Plan
---------------------------------

The purpose of the Plan is to advance the interests of Midland and its subsidiaries by providing its officers, key management personnel and consultants with additional incentives, to encourage their proprietary interest in the success of Midland through stock ownership and monetary payments based on the value of Midland's shares and to encourage employees to remain in Midland's employ.

Plan Administration
-------------------


The Compensation Committee of the Board of Directors has broad power under the Plan, including the power:


         - To determine eligibility to participate under the Incentive Stock
           Plan;

         - To delegate to executive officers of Midland the authority to grant awards, except that awards to executive officers of Midland must be granted by the Compensation Committee;

         - To determine the types and combinations of awards to be granted; and
         - To determine the terms of the awards.

Eligible Participants
---------------------

Officers, key management employees and consultants of Midland and of its subsidiaries designated from time to time by the Committee, will be eligible to participate in the Incentive Stock Plan. Eligibility generally ceases upon termination of employment with Midland or a designated subsidiary.

Shares Available for Award
--------------------------


The maximum number of shares of Midland Common Stock available for issuance under the Incentive Stock Plan is One Million (1,000,000). Shares issued to participating employees by Midland may be previously acquired treasury shares or authorized but unissued shares. If any award shall expire, terminate or be cancelled without being exercised, the number of unacquired shares subject to such award shall be available for future grants.


Awards
------


Stock Options. The Committee determines the type of option, vesting schedule and exercise price for options granted under the Incentive Stock Plan. Options granted under the Incentive Stock Plan can be either Incentive Stock Options or Non-Qualified Stock Options. The exercise price for a Non-Qualified Stock Option may be less than the fair market value per share, but the exercise price for an Incentive Stock Option may not be less than the fair market value per share. For purposes of the Incentive Stock Plan, "fair market value" means the most recent closing price on the NASDAQ National Market. In the case of Incentive
Stock Options, persons owning 10% or more of the outstanding Midland Common Stock, however, must be granted Incentive Stock Options with exercise prices of at least 110% of fair market value. Generally, payment for shares purchased upon exercise of an option must be made in cash. The Committee, however, may permit payment by any other method including the delivery of shares of Common Stock previously owned or by a reduction in the number of shares issuable upon exercise or by any combination.

Stock Appreciation Rights (SAR). SARs are designed to compensate recipients based on the increase in market value of Midland Common Stock over the term of the SAR. SARs are granted with a specific grant price equal to the fair market value on the date of grant. Upon exercise, the holder of an SAR is generally paid an amount equal to the number of SARs being exercised times the difference between the fair market value of Midland Common Stock on the exercise date minus the fair market value on the grant date.

Restricted Stock. Restricted stock awards are grants of actual shares of Common Stock. The vesting of restricted stock may be conditioned upon the completion of a period of employment with Midland, the attainment of performance goals or such other conditions as the Committee determines. A participant's right to vote or receive dividends on unvested restricted stock may be granted under this award.


Performance Awards. Performance awards are awards payable in cash, stock or a combination based upon the attainment of Midland's goals as specified in the performance award agreement. A participant may not vote or receive dividends on performance awards until such awards vest and are paid with Midland common stock. The Committee may condition the grant or vesting or performance awards upon the attainment of specific performance goals, the appreciation in the fair market value of Midland's stock, book value of Midland's stock or other factors as the Committee may determine. Unless otherwise determined by the Committee, dividends declared during the performance period with respect to performance share awards will not be paid to the participant. The holder of performance share awards is not entitled to voting rights on the shares underlying the performance shares until they are fully vested.

Amendment of the Incentive Stock Plan
-------------------------------------


The Board of Directors can amend the Incentive Stock Plan at any time as long as no amendment:

         - Changes the definition of employees eligible to receive awards;
         - Except for anti-dilution adjustments, increases the number of shares which may be subject to awards granted;

         - Causes the Incentive Stock Plan or any award to fail to be excluded from the $1 million deduction limitation imposed by
                  Section 162(m) of the Internal Revenue Code, or, if so intended, to fail to qualify as an "Incentive Option" as defined by Section 422 of the Code; or

         - Limits the existing right of the Plan participants without their consent.

Federal Income Tax Consequences
-------------------------------

The following summarizes only the federal income tax consequences of awards granted under the Incentive Stock Plan. State and local tax consequences may differ.

Options. Neither the grant nor exercise of an Incentive Stock Option will be subject to federal income taxes. However, at the time of exercise, the excess of the fair market value of the stock over the exercise price would be a "tax preference item," subject to the federal alternative minimum income tax, unless the shares are later disposed of in a "disqualified disposition."

A disqualified disposition occurs when an optionee sells or otherwise disposes of stock acquired through the exercise of an Incentive Stock Option within two years from the date of grant and one year from the date of exercise. If the stock acquired pursuant to the exercise of an incentive stock option were to be disposed of within that period, then any of the gain attributable to the spread on the date of exercise would be treated as ordinary income and taxed at ordinary income rates. If there is gain in excess of this amount, the remainder would be treated as long-term capital gain and taxed at the long-term capital gain rate, which is currently 20%. If the stock is sold before the special holding period has elapsed, the spread is not also treated as a tax preference item. Midland does not receive a deduction on the exercise of an Incentive Stock Option as it generally does not result in income recognition to the holder, except to the extent that an optionee recognizes ordinary income because of a disqualified disposition.


If the stock acquired pursuant to the exercise of an Incentive Stock Option is sold or disposed of after the special holding period referred to above has elapsed, all gain is treated as long-term capital gain and taxed appropriately.


The grant of Non-Qualified Stock Options will not result in the recognition of taxable income for federal income tax purposes. However, when a Non-Qualified Stock Option is exercised, the optionee recognizes, as ordinary income, the excess of the fair market value of the stock on the date of exercise over the exercise price. Midland will be entitled to an income tax deduction to the same extent and at the same time as income is recognized by the optionee.

SARs and Performance Share Awards. Persons who receive SARs or performance share awards incur no federal income tax liability at the time of grant. Persons exercising SARs or performance share awards recognize taxable income, and Midland receives a tax deduction, equal to the amount of cash received by such person.

Restricted Stock. An award of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the Midland Common Stock on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. Midland is entitled to an income tax deduction equal to the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the Midland Common Stock will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more or less than twelve months, and depending on how long the stock has been held since the restrictions lapsed. Midland does not receive a tax deduction for any such gain.

WE RECOMMEND A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2002 EMPLOYEE INCENTIVE STOCK PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF COMMON SHARES VOTING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS IS REQUIRED FOR ADOPTION OF THIS PROPOSAL.


PROPOSAL 4 - APPROVE ADOPTION OF THE 2002 RESTRICTED STOCK AND STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(ITEM 4 ON THE PROXY CARD)

At its meeting on January 31, 2002, the Board of Directors approved the adoption, subject to the approval of the Midland shareholders at the 2002 Annual Meeting of Shareholders, of the 2002 Restricted Stock and Stock Option Plan for Non-Employee Directors attached to this proxy statement as Annex II. The Plan supercedes Midland's Stock Option Plan for Non-Employee Directors, which was adopted in 1992 and expires in 2002. Shareholders should read Annex II in its entirety.

Purpose
-------


The purpose of the Directors' Plan is to advance the interests of Midland by providing Directors who are not full time employees of Midland or its Subsidiaries with an opportunity to obtain a proprietary interest in Midland as an additional incentive to promote its success.


Eligible Participants
---------------------


Only Directors who are not also employees of Midland are eligible to participate in the Directors' Plan.


Shares Available for Award
--------------------------

The maximum number of shares of Midland Common Stock that may be purchased or awarded under the Directors' Plan is 150,000 (subject to anti-dilution provisions). Shares issued under the Directors' Plan can be newly issued or reacquired shares held as treasury stock.

Awards
------

The Board of Directors will determine the types of awards to be granted to Directors under this Plan. The Plan allows for Non-Qualified Stock Options and Restricted Stock Awards. The exercise price for a Non-Qualified Stock Option will be determined by the Board of Directors. Generally, payment for shares purchased upon exercise of an option must be made in cash. The Committee, however, may permit payment by any other method including the delivery of shares of Common Stock previously owned or by a reduction in the number of shares issuable upon exercise or by any combination.

Federal Income Tax Consequences
-------------------------------

The grant of Non-Qualified Stock Options will not result in the recognition of taxable income for federal income tax purposes. However, when a non-qualified stock option is exercised, the optionee recognizes, as ordinary income, the excess of the fair market value of the stock on the date of exercise over the exercise price. Midland will be entitled to an income tax deduction to the same extent and at the same time as income is recognized by the optionee. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the Midland Common Stock on the date that the restrictions lapse.

WE RECOMMEND A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 2002 RESTRICTED STOCK AND STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. THE AFFIRMATIVE VOTE OF A MAJORITY OF COMMON SHARES VOTING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS IS REQUIRED FOR ADOPTION OF THIS PROPOSAL.


PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
(ITEM 5 ON THE PROXY CARD)

The Board is seeking shareholder ratification of its selection of Deloitte & Touche LLP as Midland's independent public accountants for fiscal year 2002. This firm of independent and certified public accountants has performed the annual audit of Midland and its predecessor, Midland-Guardian Co., since 1952. An affirmative vote of a majority of common shares voting at the meeting is required for ratification. If ratification is not obtained, the Audit Committee of the Board of Directors will select other auditors. Representatives of Deloitte & Touche LLP are expected to be present at the 2002 Annual Shareholders' Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

PRINCIPAL ACCOUNTING FIRM FEES

Aggregate fees billed to Midland for fiscal 2001 by Midland's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") were as follows:

                 Audit Fees                             $271,500

                 Financial Information Systems
                 Design and Implementation Fees                0 {b}

                 All Other Fees                           66,500 {a}{b}
                                                        --------
                                                        $338,000
                                                        ========

{a}  Includes $50,200 of other audit-related fees.

{b} The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

DIRECTOR COMPENSATION

Non-employee Directors of Midland receive $16,000 per year for serving as a member of the Board of Directors. They also receive $2,000 for each regular or special Board of Directors meeting attended. In addition, Midland pays non-employee Directors serving as chairs of committees $1,000 annually. Members of committees receive $750 per committee meeting attended.

Non-employee Directors may defer receipt of some or all of their annual fees, attendance fees and committee fees under Midland's Non-Employee Director Deferred Compensation Plan. Under this Plan, non-employee Directors may either invest deferred compensation in Midland stock equivalents or may receive a fixed rate of return on compensation they have deferred.

Non-employee Directors received an option grant in 2001 entitling each director to purchase 1,500 shares of Midland common stock. Directors who are employees of Midland or who are presently under consulting agreements with Midland do not receive any compensation for serving as a director (other than director options). The net value realized from the exercise of options or restricted grants in 2001 by non-employee Directors was $284,013.


Midland maintains a split-dollar life insurance program for J.P. Hayden, Jr., a Director and a former executive officer of Midland. Under this program, Midland has purchased life insurance policies on the lives of J.P. Hayden, Jr. and his wife. J.P. Hayden, Jr. is responsible for a portion of the premiums and Midland pays the remainder of the premiums on the life insurance policies. The amount of premium advanced by Midland in 2001 was $572,402. No interest is charged on the amount advanced but repayment of such amount is secured by collateral assignment of the policies. Upon the death of J.P. Hayden, Jr. and his wife, Midland will be entitled to receive that portion of the benefits paid under the life insurance policy equal to the premiums paid by Midland on that policy. In the event of surrender of a policy prior to death of an insured, Midland would recover the premiums it has paid from the cash surrender value of the policy or from the insureds. The life insurance trust established by the decedent will receive the remainder of the death benefits. The economic value of the benefit for the period the funds were advanced during 2001, using the Demand Loan Approach and Midland's average commercial paper rate of 4.5%, is $164,767 for J.
P. Hayden, Jr. and his wife.

Midland also maintains split-dollar life insurance programs for Robert W. Hayden and John R. LaBar, who are both Directors and former officers of Midland. In 2001, Midland advanced $233,595 in premiums for Robert W. Hayden and $265,704 in premiums for John R. LaBar. No interest is charged on the amounts advanced. The economic value of the benefits for the funds advanced in 2001 was $66,174 for Robert W. Hayden and $78,807 for John R. LaBar.

BOARD COMMITTEES


The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board does not have a nominating committee.


THE AUDIT COMMITTEE is responsible for facilitating the Board of Directors' financial oversight responsibilities for Midland. It also recommends the appointment of independent accountants and reviews the relationship between Midland and its independent accountants.

Committee members: James E. Bushman, James H. Carey, John M. O'Mara and Glenn E. Schembechler.
JAMES H. CAREY, CHAIRMAN

Meetings last year: 4

THE COMPENSATION COMMITTEE is responsible for reviewing and establishing compensation for the senior executive officers of Midland.

Committee members: James E. Bushman, James H. Carey, William J. Keating, Jr. and David B. O'Maley.
DAVID B. O'MALEY, CHAIRMAN

Meetings last year: 4

THE EXECUTIVE COMMITTEE has the authority, during intervals between meetings of the Board of Directors, to exercise all powers of the Board of Directors other than that of filling vacancies in the Board of Directors or in any committee of the Board of Directors. It was unnecessary for the Committee to meet separately in 2001.

Committee members: James E. Bushman, Michael J. Conaton, J. P. Hayden, Jr., John
W. Hayden, Joseph P. Hayden III and John M. O'Mara.
J. P. HAYDEN, JR., CHAIRMAN


THE GOVERNANCE COMMITTEE is responsible for oversight of corporate compliance and corporate ethics and for matters pertaining to the Board of Directors structure, membership and diversity. The Committee continues to receive reports from Midland's Chief Compliance Officer regarding Midland's compliance and ethics initiatives in advance of the Board of Directors' regular quarterly meetings. The Committee continues to discuss these reports informally amongst themselves and to report on compliance efforts to the full Board.

Committee Members: Jerry A. Grundhofer, William T. Hayden, David B. O'Maley and Francis Marie Thrailkill, OSU Ed.D.

WILLIAM T. HAYDEN, CHAIRMAN

Meetings last year: 1

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


Midland's Compensation Committee is composed of Messrs. Bushman, Carey, Keating and O'Maley. All four members are non-employee directors.


Midland's compensation policy is designed to attract and retain qualified executive officers, to reward them for profitable corporate performance and to provide incentives for them to create short-term and long-term corporate stability and growth. Accordingly, Midland's compensation package for its executive officers consists of base salary, short-term incentive compensation and long-term incentive awards. The level of these compensation components is determined by the Compensation Committee.

During 2000, the Committee engaged Towers Perrin, a national compensation consultant, to give advice with respect to Midland's executive compensation program for 2001. The consultant determined a peer group of companies in the insurance industry and surveyed available compensation data for such companies to ascertain competitive levels of base compensation, short-term incentive compensation and long-term incentive awards.

The Committee sets base salaries at levels the Committee believes are sufficient to attract and retain qualified executives, including the Chairman of the Board and the Chief Executive Officer. Based on the consultant's recommendations and Midland's favorable financial results for fiscal 2000, particularly with respect to its record net income from operations for the year, the Committee determined to award raises in base salary for 2001 of $100,000 to both the Chairman of the Board and the Chief Executive Officer. In addition, the Committee, in determining the base salaries for the both the Chairman of the Board and the Chief Executive Officer, considered the factors referred to above, as well as the compensation payable to the chief executive officers of other specialty insurance companies with comparable asset size and premium income. Based on these factors, the base salary for both the Chairman of the Board and the Chief Executive Officer was set at $450,000 in 2001.

As a result of the consultant's recommendations, Midland also has a program for short-term incentive compensation and long-term incentive awards. With respect to short-term incentive compensation, the consultant proposed, and Midland implemented, a plan that ties executive bonuses to the achievement of stipulated goals for top-line revenue growth, profitability and the efficient use of Midland's capital as measured by Midland's after-tax return on beginning shareholders' equity. During 2001, the short-term incentive compensation earned by both the Chairman of the Board and the Chief Executive Officer was $336,105.

With respect to long-term incentive awards, the consultant recommended, and the Committee implemented, a program that would tie a portion of executive stock awards to specific performance measures. The specific measure selected was a target of growth in shareholders' equity per share over a three-year period. Long-term incentive awards are made under Midland's 1992 Associate Incentive Stock Plan, as amended, which authorizes restricted stock awards, stock option grants, performance share awards and stock appreciation rights. During 2001, stock options and performance shares were awarded to both the Chairman of the Board and the Chief Executive Officer, and to other executive officers as set forth in the Summary Compensation Table.

The Compensation Committee has designed compensation policies for its executive officers using short-term incentive compensation and long-term incentive awards to meet the criteria for deductibility under Section 162(m) of the Internal Revenue Code.

Respectfully submitted,

Compensation Committee
James E. Bushman
James H. Carey
William J. Keating, Jr.
David B. O'Maley, Chairman

REPORT OF THE AUDIT COMMITTEE

Midland's Audit Committee is composed of Messrs. Bushman, Carey, O'Mara and Schembechler. In accordance with the Audit Committee's Charter, as adopted by Midland's Board of Directors, the Audit Committee's primary function is to facilitate the Board of Directors' financial oversight responsibilities concerning Midland. The Audit Committee Charter was attached to last year's proxy statement as Appendix I. Consistent with the Committee's Charter, each of the four Audit Committee members is an independent director, as that term is defined by NASD Rules.

The Committee met four times during fiscal 2001. In discharging its duties and responsibilities, the Audit Committee:

     - reviewed and discussed Midland's audited financial statements for the year ended December 31, 2001 with management;
     - discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;
     - received from the independent auditors a formal written statement describing all relationships between the auditors and Midland that might affect the auditors' independence as required by Independence Standards Board Standard No. 1;
     - discussed with the independent auditors any relationships that may impact their objectivity and independence; and
     - determined that the provision of non-audit services provided to Midland by the auditors for 2001 is compatible with maintaining the auditors' independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Midland's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
James E. Bushman
James H. Carey, Chairman
John M. O'Mara
Glenn E. Schembechler

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 1, 2002, the holdings of persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by Midland to be the beneficial owner of more than 5% of Midland's outstanding Common Stock. Information has been furnished by persons listed and/or has been obtained from reports filed by the persons listed with the Securities and Exchange Commission.


                                                           Amount and Nature of                     Percent
   Name and Address of Beneficial Owner                    Beneficial Ownership                    of Class
   ------------------------------------                    --------------------                    --------
   J. P. Hayden, Jr. & Lois T. Hayden                          1,403,857(1)                          16.0%
   7000 Midland Boulevard
   Amelia, Ohio 45102

   Robert W. Hayden                                            1,054,194(2)                          12.0%
   7000 Midland Boulevard
   Amelia, Ohio 45102

   William T. Hayden                                            716,217(3)                           8.2%
   7000 Midland Boulevard
   Amelia, Ohio 45102

   Gabelli Fund                                                   582,900                            6.7%
   One Corporate Center
   Rye, NY 10580

   Burgess L. Doan                                              626,228(4)                           7.1%
   5710 Wooster Road
   Cincinnati, Ohio 45227

   John R. LaBar                                                594,298(5)                           6.8%
   7000 Midland Boulevard
   Amelia, Ohio 45102

   John W. Hayden                                               478,098(6)                           5.5%
   7000 Midland Boulevard
   Amelia, Ohio 45102


(1) J. P. Hayden, Jr. and Lois T. Hayden are husband and wife. Their beneficial ownership includes 100,105 shares over which J.P. Hayden, Jr. has sole voting and investment power, 282,897 shares over which he has sole voting power only, 103,142 shares owned by Lois T. Hayden and 10,100 shares that may be acquired through exercise of options within 60 days of March 1, 2002. Such ownership also includes 258,262 shares owned by Hayden Investments Limited Partnership ("HILP"). Lois T. Hayden is the sole shareholder of the general partner of HILP and owns all of the limited partnership interests of HILP. She also has sole voting and investment powers over the shares owned by HILP. Mr. Hayden's beneficial ownership also includes 649,351 shares owned by J&L Hayden Holdings Limited Partnership ("J&L Holdings"). Mrs. Hayden controls all voting for the general partner of J&L Holdings and is a 1% limited partner. Mrs. Hayden also has sole voting and investment power over the shares owned by J&L Holdings.

(2) Robert W. Hayden's beneficial interest includes 448,910 shares held by Mr. Hayden as Trustee for the benefit of immediate family members and 7,600 shares that may be acquired through exercise of options within 60 days of March 1, 2002. Mr. Hayden's beneficial interest also includes 597,684 shares owned by the R. Hayden Investments Limited Partnership, of which Mr. Hayden is the sole general and limited partner.

(3) William T. Hayden's beneficial interest includes 9,863 shares owned by Mr. Hayden's wife, 259,322 shares over which Mr. Hayden has sole voting and investment power, 248,473 shares over which he shares voting and investment power, 181,959 shares over which he shares investment power only and 16,600 shares that may be acquired through exercise of options within 60 days of March 1, 2002. With regard to the shares to which Mr. Hayden shares voting and investment power, Mr. Hayden shares such power over: (a) 135,280 shares held in trust as a co-trustee with Burgess L. Doan; (b) 53,163 shares held in trust as co-trustee with John W.
         Hayden and (c) 25,398 shares held in trust as co-trustee with Joseph
         P. Hayden III. With regard to the shares to which Mr. Hayden shares investment power only, Mr. Hayden shares investment power as co-trustee with John W. Hayden. J. P. Hayden, Jr. has the voting power over all of the shares which William T. Hayden shares investment power only.


(4) Burgess L. Doan's beneficial ownership includes 58,722 shares over which Mr. Doan has sole voting and investment power. In addition, Mr. Doan shares voting and investment power over 415,890 shares held in trust under an agreement with J. Page Hayden who is deceased. J. P. Hayden III, John W. Hayden and William T. Hayden are among the beneficiaries of the J. Page Hayden Trust entitled to receive distribution of income. These trust shares are not shown as beneficially owned by J.P. Hayden, Jr. Mr. Doan also shares voting and investment power over 135,280 shares held in trust as a co-trustee with William T. Hayden and 8,982 shares held in trust as co-trustee with Joseph P. Hayden III.

(5) John R. LaBar's beneficial interest includes 530,198 shares over which Mr. LaBar has sole voting and investment power, 56,500 shares owned by his wife and 7,600 shares that may be acquired through exercise of options within 60 days of March 1, 2002.


(6) John W. Hayden's beneficial interest includes 160,813 shares over which Mr. Hayden has sole voting and investment power, 15,000 shares over which he has sole voting power only, 95,021 shares over which he shares voting and investment power, 197,914 shares over which he shares investment power only and 9,350 shares that may be acquired though exercise of options within 60 days of March 1, 2002. With regard to the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over 53,163 shares held in trust as co-trustee with William T. Hayden and 41,858 shares held in trust as co-trustee with Joseph P. Hayden III. Mr. Hayden shares investment power only over 73,938 shares held in trust as co-trustee with Joseph P. Hayden III and 123,976 shares held in trust as co-trustee with William T. Hayden. J.P. Hayden, Jr. has the voting power over all of the shares over which John W. Hayden shares investment power only.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning Midland's directors and certain executive officers for 2001:



                Name                             Age                              Position
------------------------------------             ---          --------------------------------------------------
Joseph P. Hayden III (1)                         49           Chairman of the Board and Chief Operating Officer

John W. Hayden (1)                               44           President, Chief Executive Officer and Director

John I. Von Lehman                               49           Executive Vice President, Chief Financial Officer,
                                                              Secretary and Director

Paul T. Brizzolara                               44           Executive Vice President, Chief Legal Officer and
                                                              Assistant Secretary

Elisabeth E. Baldock                             43           Vice President Human Resources/Learning and Development

W. Todd Gray                                     34           Treasurer

James E. Bushman (1)(2)(3)                       57           Director

James H. Carey (2)(3)                            69           Director

Michael J. Conaton (1)                           68           Director

Jerry A. Grundhofer (4)                          57           Director

J. P. Hayden, Jr. (1)                            72           Chairman of the Executive Committee of the Board
                                                              of Directors and Director

Robert W. Hayden                                 63           Director

William T. Hayden (4)                            48           Director

William J. Keating, Jr. (3)                      48           Director (effective July 26, 2001)

John R. LaBar                                    70           Director

David B. O'Maley (3)(4)                          55           Director

John M. O'Mara (1)(2)                            74           Director

Glenn E. Schembechler (2)                        72           Director

Francis Marie Thrailkill, OSU Ed.D. (4)          64           Director


---------------------------------------
(1)  Executive Committee Member
(2)  Audit Committee Member
(3)  Compensation Committee Member
(4)  Governance Committee Member

         ELISABETH E. BALDOCK. Ms. Baldock has been Vice President of Human Resources/Learning and Development of Midland since October 2000. In addition, since September 2000, she has served as Senior Vice President of American Modern Insurance Group, Inc., a wholly owned subsidiary of Midland. Ms. Baldock has been employed by Midland since 1999. Prior to 1999, Ms. Baldock was an independent human resources consultant, was a Vice President, Human Resource Development, of Catholic Healthcare Partners and served as a consultant with Hay Management Consultants.


         PAUL T. BRIZZOLARA. Mr. Brizzolara is Executive Vice President, Chief Legal Officer and Assistant Secretary of Midland. Mr. Brizzolara has served Midland in various capacities with progressively increasing responsibilities since 1982.

         JAMES E. BUSHMAN. For information concerning Mr. Bushman see "Election of Directors".

         JAMES H. CAREY. For information concerning Mr. Carey see "Election of Directors".

         MICHAEL J. CONATON. Mr. Conaton has served as a Director of Midland since 1969. Mr. Conaton's term as a Director expires in 2003. From April 1998 until April 2000, Mr. Conaton served as an officer of Midland in his capacity as Vice Chairman and from 1988 until April 1998, as President of Midland. Mr. Conaton has served Midland in various capacities since 1961.

         W. TODD GRAY. Mr. Gray has been Treasurer of Midland since 1997. Mr. Gray joined Midland in 1994 and served as Internal Audit Manager and then as Assistant Treasurer. Prior to joining Midland, Mr. Gray was employed by Deloitte and Touche LLP.

         JERRY A. GRUNDHOFER. Mr. Grundhofer has served as a Director of Midland since 1998. Mr. Grundhofer's term as a Director expires in 2003. Mr. Grundhofer is the President and Chief Executive Officer of US Bancorp. Prior to its merger with US Bancorp, Mr. Grundhofer served as the Chairman of the Board, President and Chief Executive Officer of Firstar Corporation (and its predecessor(s)) since 1993. Mr. Grundhofer is also a Director of Ecolab, Inc., Ohio National Financial Services, Inc. and Ohio National Life Insurance Company.

         JOHN W. HAYDEN. For information concerning Mr. Hayden see "Election of Directors".

         JOSEPH P. HAYDEN III. Mr. Hayden has served as a Director of Midland since 1989. Mr. Hayden's current term as a Director expires in 2003. Mr. Hayden is Chairman of the Board of Directors and Chief Operating Officer of Midland. Mr. Hayden also serves as Chairman and Chief Executive Officer of M/G Transport Services, Inc., a wholly owned subsidiary of Midland. Mr. Hayden has served in various capacities for Midland and its subsidiaries with progressively increasing responsibilities since 1975.

         J.P. HAYDEN, JR. Mr. Hayden has served as a Director of Midland since 1961. Mr. Hayden's current term as a Director expires in 2004. From April 1998 until April 2000, Mr. Hayden served as an officer of Midland in his capacity as Chairman of the Executive Committee of the Board of Directors. From 1980 through April 1998, Mr. Hayden served as the Chairman of the Board and Chief Executive Officer of Midland and from 1960 through 1979 as President of Midland. Mr. Hayden has served Midland and its subsidiaries in various capacities since 1950. Mr. Hayden has also served as a Director of US Bancorp (or its predecessor(s)) since 1973.

         ROBERT W. HAYDEN. For information concerning Mr. Hayden see "Election of Directors".

         WILLIAM T. HAYDEN. Mr. Hayden has served as a Director of Midland since 1994. Mr. Hayden's current term as a Director expires in 2004. Mr. Hayden is a partner of the law firm Katz, Teller, Brant & Hild in Cincinnati, Ohio and has served in this capacity since 2002. Prior to that, Mr. Hayden was an attorney in private practice for over five years and was formerly a partner of the law firm of Cohen, Todd, Kite & Stanford in Cincinnati, Ohio.

         WILLIAM J. KEATING, JR. For information concerning Mr. Keating see "Election of Directors".

         JOHN R. LABAR. Mr. LaBar has served as a Director of Midland since 1963. Mr. LaBar's term as a Director expires in 2003. Mr. LaBar retired as Vice President and Secretary of Midland effective December 31, 1998. Mr. LaBar served Midland and its subsidiaries in various capacities from 1953 until his retirement.

         DAVID B. O'MALEY. For information concerning Mr. O'Maley see "Election of Directors".

         JOHN M. O'MARA. Mr. O'Mara has served as a Director of Midland since 1983. Mr. O'Mara's term as a Director expires in 2004. Since 1990, Mr. O'Mara has served as a financial consultant, has provided general business advice to corporations and has acted as a consultant to parties in leveraged buy-out transactions. Prior to 1990, Mr. O'Mara was Chairman and Chief Executive Officer of Global Natural Resources, Inc. Mr. O'Mara is a Director of Baldwin & Lyons, Inc. and Plantronics, Inc.

         GLENN E. SCHEMBECHLER. Mr. Schembechler has served as a Director of Midland since 1981. Mr. Schembechler's term as a Director expires in 2004. Mr. Schembechler is a Professor Emeritus at the University of Michigan. Mr. Schembechler served as President of the Detroit Tigers Baseball Club from 1990 to 1992 and served as Athletic Director and Head Football Coach at the University of Michigan until 1990. Mr. Schembechler is also a Director of Riddell Sports, Inc.

         FRANCIS MARIE THRAILKILL, OSU ED.D. Sister Thrailkill has served as a Director of Midland since 2001. Sister Thrailkill's term as a Director expires in 2004. Sister Thrailkill is President of the College of Mount St. Joseph in Cincinnati, Ohio and has served in this capacity since 1987. Previously, Sister Thrailkill was President of Springfield College in Illinois. Sister Thrailkill also serves on the Cincinnati Advisory Board of Firstar Bank, N.A.

         JOHN I. VON LEHMAN. Mr. Von Lehman has served as a Director of Midland since 1991. Mr. Von Lehman's term as a Director expires in 2004. Mr. Von Lehman is Executive Vice President, Chief Financial Officer and Secretary of Midland. Mr. Von Lehman has served Midland in various capacities with progressively increasing responsibilities since 1980.

         Periods of service as directors includes service as directors of Midland's predecessor, Midland-Guardian Co.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

J. P. Hayden, Jr. and Robert W. Hayden are brothers. Joseph P. Hayden III, John
W. Hayden and William T. Hayden are brothers and are sons of J. P. Hayden, Jr. and Lois T. Hayden. Thomas R. Hayden is also the son of J. P. Hayden, Jr. and Lois T. Hayden and the brother of Joseph P. Hayden III, John W. Hayden and William T. Hayden. Thomas R. Hayden is employed by a subsidiary of Midland and earned salary and bonus of $135,806 during 2001.

Dan LaBar and Mike LaBar are sons of John R. LaBar and are employed by a subsidiary of Midland. Jeff Martin and Mike Jackson are the brothers-in-law of Joseph P. Hayden III and are employed by a subsidiary of Midland. Messrs. Dan LaBar, Mike LaBar, Martin and Jackson each earned salary and bonus payments of less than $100,000 in 2001.

In 2001, John R. LaBar, a Director of Midland and, until December 31, 1998, Vice President and Secretary of Midland, received $90,000 in consulting fees and other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $24,196. These amounts were paid pursuant to the terms of a Consulting Agreement entered into during 2000. Mr. LaBar also received $105,780 in benefit payments under Midland's pension plans (prior to the lump-sum payout described below). In 2001, Robert W. Hayden, a Director of Midland and, until January 29, 1999, a Vice President of Midland, received $165,000 in consulting fees and other benefits, including health insurance, club dues and airplane and automobile expenses with a value of $21,925. These amounts were paid pursuant to the terms of a Consulting Agreement entered into during 2000. Under the terms of their consulting agreements, Mr. LaBar's and Mr. Hayden's consulting fees decline annually to $60,000 and $135,000 per year, respectively, in 2002. In 2001, J. P. Hayden, Jr., a Director and Chairman of the Executive Committee of the Board and formerly Chairman and Chief Executive Officer of Midland, received $600,000 in consulting fees. During 2001, Mr. Hayden received other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $27,916. Under the terms of the Consulting Agreement, Mr. Hayden's consulting fees from Midland decline annually to $200,000 per year in 2005. In 2001, Michael J. Conaton, a Director of Midland and formerly Vice Chairman of the Board and President of Midland, received $300,000 in consulting fees. During 2001, Mr. Conaton received other benefits, including health insurance, club dues and airplane and automobile expenses with an estimated value of $12,356. Under the terms of the Consulting Agreement, Mr. Conaton's consulting fees from Midland decline annually to $50,000 per year in 2005.

At the time of their retirements, J. P. Hayden, Jr. and Michael J. Conaton were participants in Midland's Non-Qualified Self-Directed Retirement Plan. At the time of their retirements, John R. LaBar and Robert W. Hayden were participants in Midland's Non-Qualified Pension Plan with pension benefits scheduled to be paid out in the form of a lifetime annuity. During 2000, Midland amended the Consulting Agreements with each of Messrs. LaBar, Robert Hayden, J. P. Hayden, Jr. and Conaton to provide for the payout of the respective balances of these individuals in the respective Non-Qualified Plans, as of April 1, 2001 and for a gross-up of such payment amounts by Midland, such that the present value of the Non-Qualified benefit after payment of taxes by the recipient would be approximately equal to the amount which would have been paid had this benefit been in a Qualified Plan. Midland estimates that the cost to Midland (on a present value basis) of paying out these benefits on April 1, 2001 and grossing-up the payment to account for income taxes payable by the recipients is comparable to paying out the Non-Qualified balances over time as scheduled under the respective Plans. On April 1, 2001, Midland paid $593,414, $589,937, $6,837,508 and $2,108,474 in lump sum pension benefits (including the gross-up provision) to Messrs. LaBar, Robert Hayden, J. P. Hayden, Jr. and Conaton, respectively.

William J. Keating, Jr. is a Partner with the law firm of Keating, Muething and Klekamp, P.L.L. which provides legal services to Midland. William T. Hayden is an attorney and Midland paid him fees of $205,000 in 2001 for professional services provided to Midland.


DIRECTORS AND EXECUTIVE OFFICERS STOCK OWNERSHIP

This table lists the executive officers and directors of Midland and shows how much common stock each owned on March 1, 2002.


                                                                                           Common Stock
                                                                                        Beneficially Owned
                                                                             -------------------------------------
                      Name                                                       Amount                Percentage
         ------------------------------                                      -------------             ----------
         Joseph P. Hayden III                                                  388,813 (1)                 4.4%
         John W. Hayden                                                        478,098 (2)                 5.5%
         John I. Von Lehman                                                     29,638 (4)                 *
         Paul T. Brizzolara                                                      7,539 (4)                 *
         Elisabeth E. Baldock                                                    2,122 (4)                 *
         W. Todd Gray                                                            2,629 (4)                 *
         James E. Bushman                                                       16,600 (4)                 *
         James H. Carey                                                          8,920 (4)                 *
         Michael J. Conaton                                                    140,584 (3)                 1.6%
         Jerry A. Grundhofer                                                    10,600 (4)                 *
         J. P. Hayden, Jr.                                                   1,403,857 (2)                16.0%
         Robert W. Hayden                                                    1,054,194 (2)                12.0%
         William T. Hayden                                                     716,217 (2)                 8.2%
         William J. Keating, Jr.                                                 1,600 (4)                 *
         John R. LaBar                                                         594,298 (2)                 6.8%
         David B. O'Maley                                                       10,600 (4)                 *
         John M. O'Mara                                                         29,800 (4)                 *
         Glenn E. Schembechler                                                  37,492 (4)                 *
         Francis Marie Thrailkill, OSU Ed.D.                                     2,600 (4)                 *
                                                                               --------------          -----------
              ALL DIRECTORS AND EXECUTIVE OFFICERS
              AS A GROUP (19 PERSONS)                                        4,936,201 (4)                55.4%

*  Less than 1%

(1) J. P. Hayden III's beneficial ownership includes 203,044 shares over which Mr. Hayden has sole voting and investment power, 15,000 shares over which he has sole voting power only, 76,238 shares over which he shares voting and investment power, 11,243 shares owned by Mr. Hayden's wife, 73,938 shares over which he shares investment power only and 9,350 shares that may be acquired through exercise of options within 60 days of March 1, 2002. Of the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares voting and investment power over: (a) 41,858 shares held in trust as co-trustee with John W. Hayden; (b) 25,398 shares held in trust as co-trustee with William T. Hayden; and (c) 8,982 shares held in trust as co-trustee with Burgess
         L. Doan. Of the shares over which Mr. Hayden shares investment power only, Mr. Hayden shares investment power over those shares as co-trustee with John W. Hayden. J.P. Hayden, Jr. has the voting power over all of the shares over which J.P. Hayden III shares investment power only.


(2) For information concerning the stock ownership of J.P. Hayden, Jr., John W. Hayden, Robert W. Hayden, William T. Hayden and John R. LaBar, see "Principal Shareholders".


(3) Michael J. Conaton's beneficial interest includes 10,000 shares over which Mr. Conaton has sole voting power only, 120,484 shares over which he has sole voting and investment powers and 10,100 shares that may be acquired through exercise of options within 60 days of March 1, 2002.


(4) Amount includes the number of shares that may be acquired through exercise of options within sixty (60) days of March 1, 2002 by the following persons: James E. Bushman - 7,600; James H. Carey - 7,600; Jerry A. Grundhofer - 7,600; William J. Keating, Jr. - 1,100; David B. O'Maley - 7,600; John M. O'Mara - 19,600; Glen E. Schembechler - 16,600; Sister Francis Marie Thrailkill - 2,600; John I. Von Lehman - 4,775; Paul T. Brizzolara - 2,525; Elisabeth E. Baldock - 1,813; W. Todd Gray - 800 and all directors and executive officers as a group 150,913.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16 of the Securities Exchange Act of 1934 requires Midland's executive officers, Directors and persons who own more than ten percent of a registered class of Midland's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, Midland believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16 reporting requirements.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2001, John W. Hayden, Chief Executive Officer of Midland, served as a Director of Ohio National Financial Services, Inc. and The Ohio National Life Insurance Company, of which Mr. O'Maley is Chairman of the Board, President and Chief Executive Officer. Mr. O'Maley is a the Chairman of Midland's Compensation Committee. Mr. Hayden does not serve on Ohio National Financial Services, Inc. or The Ohio National Life Insurance Company's Compensation Committee

                           SUMMARY COMPENSATION TABLE

The following Summary Compensation Table provides an overview of compensation paid, earned or awarded to the Chief Executive Officer and the four other most highly paid executive officers of Midland for 2001.


                                                                   Long Term
                               Annual Compensation            Compensation Awards            All Other Compensation
                           -----------------------------     ----------------------    ------------------------------------
                                                             Restricted                   Defined
Name and                                                        Stock     Options/     Contribution
Principal Position         Year    Salary    Bonus (4)        Awards(1)    SAR's          Plans (2)   Insurance(3)  Other
-------------------------- ------ ---------- ----------- --- ------------ --------- -- ------------ ------------- ---------
Joseph P. Hayden III       2001    $450,000    $336,105            $   0    12,000          $79,315         $702        $0
Chairman of the Board      2000     350,000     384,895                0    12,700           35,193          540         0
and Chief Operating        1999     325,000     196,706          335,625         0           22,864          726         0
Officer

John W. Hayden             2001    $450,000    $336,105            $   0    12,000          $79,315         $702        $0
Chief Executive Officer    2000     350,000     384,895                0    12,700           32,034          360         0
and President              1999     325,000     196,706          335,625         0           22,864          446         0

John I. Von Lehman         2001    $280,000    $134,540            $   0     5,300          $40,163         $437        $0
Executive Vice             2000     265,000     170,395                0     6,900           24,600          387         0
President, Chief           1999     250,000     170,479          134,250         0           18,498          528         0
Financial Officer
and Secretary

Paul T. Brizzolara         2001    $190,000     $73,036            $   0     2,900           $9,976         $296        $0
Executive Vice             2000     175,000      90,020                0     3,600            9,271          150         0
President, Chief Legal     1999     160,000                       22,375         0            7,802          178         0
Officer                                          44,380
and Assistant Secretary

Elisabeth E. Baldock       2001    $160,000     $57,120            $   0     1,250          $21,281         $250        $0
Vice President-Human       2000     147,500      64,008                0     3,000           10,550          132         0
Resources & Learning       1999      83,333      30,594                0         0            3,153            0         0


(1) The aggregate number of restricted stock holdings and valuations at December 31, 2001 were as follows: Joseph P. Hayden III, 30,000 shares valued at $1,314,000; John W. Hayden, 30,000 shares valued at $1,314,000; John I. Von Lehman, 13,500 shares valued at $591,300; Paul
        T. Brizzolara, 2,500 shares valued at $109,500; and Elisabeth E. Baldock had no such shares.


(2) Total Midland contributions during the year for defined contribution plans. Midland has a 401(k) defined contribution plan, a non-qualified savings plan as well as a pension plan. The pension plan is in the form of either a defined benefit or a defined contribution plan. These plans can be both qualified and non-qualified. Midland's defined benefit pension plan provides for the payment of annual benefits to participants upon retirement. Such benefits are based on years of service and the participants' highest compensation during five consecutive years of employment. During 2000, all participants of the pension plan were given a one-time election to opt out of the defined benefit pension plan and enroll in a defined contribution retirement plan. All listed executive officers, except Paul T. Brizzolara, elected to opt out of the defined benefit pension plan and enroll in the new defined contribution plan in 2000.


(3) Insurance amounts represent group term life insurance premiums paid by Midland during the year.

(4) Bonus amounts are based on the amount earned during the calendar year but paid in the following year. For example, the bonus amount appearing in the 2000 column was earned in 2000 but actually paid in February of 2001.

                          DEFINED BENEFIT PENSION PLAN

The 2001 estimated annual benefits (after deduction for social security benefits) payable upon retirement is a straight-line annuity paid from the Defined Benefit Pension Plan and may be individually estimated by reference to the following table:


                                                                 YEARS OF SERVICE
       AVERAGE ANNUAL       ------------------------------------------------------------------------------------------
        COMPENSATION            15                  20                  25                  30                 35
        ------------        ----------          -----------        -----------         -----------         -----------

           $200,000           $ 48,063             $ 64,083           $ 80,104            $ 96,125            $112,146

            250,000           $ 61,188             $ 81,583           $101,979            $122,375            $142,771

            300,000           $ 74,313             $ 99,083           $123,854            $148,625            $173,396*

            350,000           $ 87,438             $116,583           $145,729            $174,875*           $204,021*

            400,000           $100,563             $134,083           $167,604*           $201,125*           $234,646*


         For purposes of the Defined Benefit Pension Plan, the credited years of service through 2001 covered by the plan (not to exceed 35 years) for Paul T. Brizzolara, the only named executive officer to continue with the Defined Benefit Plan, was 20 years of service.

         *Under the Internal Revenue Code, the maximum allowable annual benefit payable by the qualified pension plan in 2002 is $160,000. In addition, the maximum pay that can be used to determine the benefit is $200,000. The Board of Directors has approved the payment to participants directly by Midland of any reduction in benefits occasioned by limitations on benefits contained in the Internal Revenue Code.


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                            Estimated Future Payouts under Non-Stock
                                                                                        Price-Based Plans
                                                                          -------------------------------------------
                             Number of
                           Shares, Units          Performance
                             Or Other               Period                  Threshold        Target         Maximum
        Name                Rights (#)           Until Payout                Shares          Shares         Shares
        ----                ----------           ------------                ------          ------         ------

Joseph P. Hayden III           6,200         1/1/2001 - 12/31/2003              0            6,200           12,400
John W. Hayden                 6,200         1/1/2001 - 12/31/2003              0            6,200           12,400
John I. Von Lehman             2,700         1/1/2001 - 12/31/2003              0            2,700            5,400
Paul T. Brizzolara             1,500         1/1/2001 - 12/31/2003              0            1,500            3,000
Elisabeth E. Baldock             700         1/1/2001 - 12/31/2003              0              700            1,400


In 2001, Joseph P. Hayden III, John W. Hayden, John I. Von Lehman, Paul T. Brizzolara and Elisabeth E. Baldock were awarded restricted performance shares in the form of a restricted stock grant. The actual number of shares that will ultimately be granted to each executive is contingent on the attainment of certain performance objectives based on the growth in Midland's Book Value per share through December 31, 2003, which could range from zero to 200 percent of the original shares awarded.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                  % of Total
                                 Number of          Options
                                Securities        Granted to
                                Underlying         Employees
                                  Options          in Fiscal       Exercise Price       Expiration         Grant Date
              Names               Granted            2001           ($/Per Share)          Date           Present Value
              -----               -------            ----           -------------          ----           -------------
     Joseph P. Hayden III         12,000              10.6%           $33.1875            2/15/11            $158,160
     John W. Hayden               12,000              10.6%           $33.1875            2/15/11             158,160
     John I. Von Lehman            5,300               4.7%           $33.1875            2/15/11              69,854
     Paul T. Brizzolara            2,900               2.5%           $33.1875            2/15/11              38,222
     Elisabeth E. Baldock          1,250               1.1%           $33.1875            2/15/11              16,475

Present value amount was calculated using the Black-Scholes methodology.

                     AGGREGATE OPTION/SAR EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth the aggregated options exercised during 2001 and the option value as of December 31, 2001 for the Chief Executive Officer and the four other most highly paid executive officers of Midland under the 1992 Associate Incentive Stock Option Plan.


                                                                                                 Value of Unexercised
                                                                     Number of Securities          In- the-Money
                                                                    Underlying Unexercised          Options/SARs
                          Shares Acquired                          Options/SARs at Year-End         at Year End
         Name               on Exercise        Value Realized     Exercisable/Unexercisable   Exercisable/Unexercisable
         ----               -----------        --------------     -------------------------   -------------------------
Joseph P. Hayden III          12,000              $225,000              3,175 / 21,525           $66,834 / $327,851

John W. Hayden                12,000              $225,000              3,175 / 21,525           $66,834 / $327,851

John I. Von Lehman               -                    -                 1,725 / 10,475           $36,311 / $165,180

Paul T. Brizzolara               -                    -                  900 / 5,600             $18,945 / $87,611

Elisabeth E. Baldock             -                    -                  750 / 3,500             $15,788 / $60,628

CHANGE IN CONTROL ARRANGEMENTS

In January 2000, the Compensation Committee, based upon advice received from an independent compensation consultant, recommended to the Board of Directors that Midland enter into agreements with the senior officers of Midland to provide certain benefits to the officers in the event of a change of control in Midland. In addition, the Compensation Committee recommended that an Employee Retention Plan be implemented to provide certain benefits to the other officers of Midland and its subsidiaries in the event of a change of control. The Board of Directors approved the recommendation of the Compensation Committee and authorized Midland to enter into Corporate Retention Agreements with Joseph P. Hayden, III, John W. Hayden, John I. Von Lehman and Paul Brizzolara. Under these agreements, if a change of control should occur with respect to Midland, and the officer should be terminated, or for good reason resign, from employment with Midland, Midland would be obligated to pay Joseph P. Hayden, III, John W. Hayden and John I. Von Lehman an amount equal to three times their then-current compensation and Paul Brizzolara an amount equal to two times his then-current compensation. Midland is also obligated to pay additional amounts to offset certain excise tax liabilities payable with respect to such payments.

For purposes of these agreements, a "change in control" is deemed to occur if a shareholder who is not presently a shareholder of Midland acquires more than 33 1/3% of Midland's outstanding common stock, a majority of the Directors of Midland are persons who were not Directors when the agreements were entered into and were not nominated to serve by the existing Directors, or the shareholders of Midland approve any merger, consolidation or reorganization involving Midland.

                             FIVE YEAR TOTAL RETURN
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
          AMONG THE MIDLAND COMPANY, THE RUSSELL 2000 EQUITY INDEX AND
                     THE S&P PROPERTY AND CASUALTY GROUP. **





















                                                                                INDEXED RETURNS
                                      Base Period                                Years Ending
                                      -----------         -----------------------------------------------------------
            Company/Index               Dec 96            Dec 97       Dec 98       Dec 99       Dec 00        Dec 01
     ---------------------------        ------            ------       ------       ------       ------        ------
     The Midland Company                  100             165.89       192.57       167.62        226.82       360.91
     Russell 2000 Index                   100             122.36       119.25       144.60        140.23       143.71
     Insurance (PPTY-CAS)-500             100             145.47       135.35       100.90        157.14       144.50


                  *       Total return assumes reinvestment of dividends.

                  ** Assumes $100 invested on December 31, 1996 in The Midland Company common stock, the Russell 2000 Equity Index and the S&P Property and Casualty Group.


SHAREHOLDER PROPOSALS FOR NEXT YEAR

The deadline for shareholder proposals to be included in the Proxy Statement for next year's meeting is November 12, 2002.

The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Midland's Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2003 Annual Shareholders' Meeting, it must be received prior to January 27, 2003. If there is a change in the anticipated date of next year's annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

COST OF SOLICITATION

The cost of preparing and mailing this proxy statement and the accompanying notice of meeting and proxy, and any additional material relating to the meeting, and the cost of soliciting proxies, will be paid by Midland.

DIRECTIONS TO THE MIDLAND COMPANY ANNUAL SHAREHOLDERS MEETING APRIL 11, 2002

FROM I-75 OR I-71 IN THE GREATER CINCINNATI AREA

I-275 East
Exit Beechmont/Amelia (Rt. 125)
Turn east on Rt. 125
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard

FROM DOWNTOWN CINCINNATI
I-471 South
I-275 North/East to Columbus
Exit Beechmont/Amelia (Rt. 125)
Turn right (east on Rt. 125)
Drive approximately 3 miles
Turn left onto Bach Buxton Rd. (traffic light)
Drive approximately one half mile
Turn right onto Midland Boulevard

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

         John I. Von Lehman
         The Midland Company
         7000 Midland Boulevard
         Amelia, Ohio 45102

         or call us at (513) 943-7100.

                                                                         ANNEX I



             THE MIDLAND COMPANY 2002 EMPLOYEE INCENTIVE STOCK PLAN

                             ARTICLE 1. OBJECTIVES

         The purpose of The Midland Company 2002 Employee Incentive Stock Plan is to advance the interests of the Company and its subsidiaries by providing its officers, key management personnel and consultants with an additional incentive, to encourage their proprietary interest in the success of the Company through stock ownership and monetary payments based upon the value of the Company's Shares and to encourage employees to remain in the Company's employ.

                             ARTICLE 2. DEFINITIONS

         For purposes of this Plan, the following terms shall have the following meanings:

         2.1 "Approved Retirement" means a Retirement approved by the Company pursuant to Company procedures.

         2.2 "Award" means any form of Stock Option, Stock Appreciation Right, Restricted Stock Award or Performance Share Award granted under this Plan.

         2.3 "Award Certificate" means a written certificate setting forth the terms of an Award.

         2.4 "Award Date" means the date designated by the Committee as the date upon which an Award is granted.

         2.5 "Award Period" or "Term" means the period beginning on an Award Date and ending on the expiration date of such Award.

         2.6 "Board" means the Board of Directors of the Company.

         2.7 "Change of Control" means the first to occur of the following events:

                  (A) The "acquisition" after the date hereof by any "Person" (as such term is defined below) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act of any securities of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person "Beneficially Owning" thirty-three and one-third percent (33-1/3%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this Section 2.7 a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (i) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (ii) is generally engaged in the business of underwriting securities and acquires the Voting Securities (the "Underwriting Securities") pursuant to the terms of an underwriting agreement (an "Underwriting Agreement") to which the Company and such underwriter are parties and which Underwriting Agreement is in accordance with Rule 10b-7 promulgated under the Exchange Act or to cover over allotments created in connection with a distribution of Voting Securities pursuant to an Underwriting Agreement; (iii) acquires the Voting Securities directly from the Company; (iv) as a result of a redemption or purchase of Voting Securities by the Company, becomes the Beneficial Owner of more than the permitted percentage of Voting Securities by the Company pursuant to a reduction of the number of Voting Securities outstanding resulting in an increase in the proportional number of shares Beneficially Owned by such Person; (v) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary") or (vi) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in Section 2.19 below).

                  (B) The individuals who, as of January 1, 2000, are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds (2/3) of the Board of Directors of the Company; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest.

                  (C) Approval by shareholders of the Company of:

                           (i) a merger, consolidation or reorganization
                  involving the Company (a "Business Combination") other than a Non-Control Transaction; or

                           (ii) An agreement for the sale or other disposition
                  of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because thirty-three and one-third percent (33-1/3%) or more of the then outstanding Voting Securities is Beneficially Owned by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Subsidiary or
(ii) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

         2.8 "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

         2.9 "Common Stock" means the common stock, no par value, of the Company.

         2.10 "Company" means The Midland Company.

         2.11 "Consultant" means any individual who performs services for the Company who is not treated as an employee of the Company for federal income tax purposes and who is required to file a Form 1099 with the Internal Revenue Service due to his or her service for the Company.

         2.12 "Director" means a member of the Board.

         2.13 "Disability" means a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the individual incapable of engaging in any employment similar to that which the individual performed for the Company. The determination as to whether the individual is totally and permanently disabled shall be made on medical evidence by a licensed physician designated by the Company or on evidence that the individual is eligible for disability benefits either under the Social Security Act or under any insured long term disability plan or program maintained by the Company. The effective date of the disability shall be determined by the Company.

         2.14 "Effective Date" means April 11, 2002.

         2.15 "Eligible Employee" means any individual who performs services for the Company and is treated as an employee by the Company for federal income tax purposes. In the event an individual not treated as an employee for federal income tax purposes by the Company is reclassified as an employee by the Internal Revenue Service, such individual shall be treated as an Eligible Employee as of the date the Company receives notice of the individual's reclassification from the Internal Revenue Service, and shall not be considered an Eligible Employee as of any prior date.

         2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.17 "Fair Market Value" means the last closing price for a Share on the Nasdaq National Market. If the Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

         2.18 "Incentive Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor provision. In no event shall any Incentive Option be granted to a consultant.

         2.19 "Non-Control Transaction" means a Business Combination in which:

                  (A) The shareholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least sixty-seven percent (67%) of the combined voting power for the election of directors generally of the outstanding securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination;

                  (B) The individuals who were members of the Board of Directors of the Company immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds (2/3) of the members of the Board of Directors of the Surviving Corporation; or

                  (C) No Person (other than the Company or any Subsidiary, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements or any trust forming a part thereof maintained by the Company, the Surviving Corporation, or any Subsidiary) who, immediately prior to the Business Combination, did not have Beneficial Ownership of thirty-three and one-third percent (33-1/3%) or more of the then outstanding Voting Securities, upon consummation of the Business Combination, shall be the Beneficial Owner of thirty-three and one-third percent (33-1/3%) or more of the combined voting power for the election of directors generally of the Surviving Corporation's then outstanding securities.

         2.20 "Nonqualified Option" means any Stock Option that is not an Incentive Option.

         2.21 "Officer" means a person who is considered to be an officer of the Company under Rule 16a-1(f) promulgated under the Exchange Act.

         2.22 "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option or an Award.

         2.23 "Participant" means a person to whom an Award has been made pursuant to this Plan.

         2.24 "Performance Share Award" means the right to receive either Shares or cash of an equivalent value, or a combination of both, at the end of the Performance Period.

         2.25 "Performance Period" means the period designated in a Performance Share Award.

         2.26 "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         2.27 "Restricted Stock" means Shares issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Certificate.

         2.28 "Restricted Stock Award" means an award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Certificate.

         2.29 "Retirement" means the latest to occur of termination of (i) employment (other than by death or Disability) by an employee who is at least 65 years of age, or 55 years of age with at least ten years of employment with the Company or a Subsidiary; (ii) service on the Board; or (iii) service as a consultant to the Company. Retirement shall not include termination of the employment of an employee who is 55 years of age with at least ten years of employment with the Company or a Subsidiary if the termination is initiated by the Company or Subsidiary.

         2.30 "Share" means one share of the Company's Common Stock.

         2.31 "Stock Appreciation Right" or "SAR" means the right to receive, for each unit of the SAR, cash and/or Shares equal in value to the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the reference price per Share established on the date the SAR was granted.

         2.32 "Stock Option" or "Option" means the right to purchase Shares of Common Stock.

         2.33 "Subsidiary" means any subsidiary corporation as defined in
Section 424 of the Code.

                           ARTICLE 3. ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee designated by the Board of Directors of the Company (the "Committee"). The Committee shall be comprised of two or more directors each of whom shall be
(i) a "Non-Employee Director" as defined in Rule 16b-3 promulgated under the Exchange Act and (ii) an "outside director" to the extent required by Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter.

         3.2 AWARDS. The Committee is authorized to grant Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Share Awards. In particular, the Committee shall have the authority:

                  (A) to select the Eligible Employees and Consultants to whom Awards may be granted;

                  (B) to delegate the authority to grant Awards to Eligible Employees and Consultants provided that the Committee must grant Awards and determine all terms of Awards to Officers;

                  (C) to determine the types and combinations of Awards to be granted;

                  (D) to determine the number of Shares or monetary units which may be subject to each Award;

                  (E) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award, including, but not limited to, the term, Exercise Price, exercisability, method of exercise, any restriction or limitation on transfer, any vesting schedule or acceleration, or any forfeiture provisions or waiver, regarding any Award, and the related Shares, based on such factors as the Committee shall determine; and

                  (F) to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of, or accelerate the vesting of, any outstanding Awards, as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan; provided, however, that no such changes shall impair the rights of any Participant without his or her consent.

         3.3 GUIDELINES. The Committee is authorized to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable, to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Certificate in the manner and to the extent it deems necessary to carry this Plan into effect.

         3.4 DELEGATION OF AUTHORITY. The Committee may delegate its authority to Officers of the Company and its administrative duties to Officers or employees of the Company except for matters relating to the executive Officers.

         3.5 DECISIONS FINAL. Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award granted hereunder, and to the extent not prohibited by law, all members of the Committee shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

                       ARTICLE 4. SHARES SUBJECT TO PLAN

         Subject to adjustments as provided in Article 13, the number of Shares which may be issued under this Plan shall not exceed One Million (1,000,000) Shares. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unacquired Shares subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall not be prohibited by law. The repricing of an Option shall be treated as a cancellation of the Option and the grant of a new Option.

                          ARTICLE 5. TERMS OF OPTIONS

         Subject to specific provisions relating to Incentive Options set forth in Article 8, each Option shall be for a Term of from one to ten years from the Award Date and may not be exercised during the first twelve months of the Term of said Option. The right of exercise under the vesting schedule shall be cumulative and shall be exercisable in whole or in part. The Committee will establish the vesting schedule for options, which may include vesting related to individual or Company performance, and impose other conditions upon exercise for any particular Option or groups of Options.

                         ARTICLE 6. EXERCISE OF OPTIONS

         Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the Award Date of the Option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased unless the Committee authorizes payment in installments.

                       ARTICLE 7. PAYMENT OF OPTION PRICE

         In the sole discretion of the Committee, payment of the Option Price may be made in cash, by the tender of Shares which have been owned at least six months and which have a Fair Market Value equal to the Option Price, by a reduction in the number of Shares issuable upon exercise or by any combination of the foregoing.

             ARTICLE 8. INCENTIVE OPTIONS AND NONQUALIFIED OPTIONS

         8.1 NATURE OF OPTIONS. The Committee in its discretion may designate whether an Option is to be considered an Incentive Option or a Nonqualified Option. The Committee may grant both an Incentive Option and a Nonqualified Option to the same individual. However, where both an Incentive Option and a Nonqualified Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

         8.2 TERMS APPLICABLE TO INCENTIVE OPTIONS. Any option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Options granted under this Plan. In addition, the Incentive Option shall be subject to the following specific provisions:

                  (A) At the time the Incentive Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

                           (i) The Option Price must equal at least 110% of the
                  Fair Market Value on the Award Date; and

                           (ii) The Term of the Option shall not be greater than
                  five years from the Award Date.

                  (B) The aggregate Fair Market Value of Shares (determined at the Award Date) with respect to which Incentive Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000 as determined with respect to the Option Price.

         8.3 NONQUALIFIED OPTIONS. If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Option to the extent that the grant is in conflict with these restrictions.

                      ARTICLE 9. STOCK APPRECIATION RIGHTS

         9.1 GRANT. A Stock Appreciation Right may be granted either with or without reference to all or any part of a Stock Option. A "Tandem SAR" is an SAR granted with reference to a Stock Option (the "Reference Option"). A "Non-Tandem SAR" is an SAR granted without reference to a Stock Option. If the Reference Option is a Nonqualified Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Option, the Award Date of a Tandem SAR must be the same as the Award Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.

         9.2 TERM. A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option. A Non-Tandem SAR may have a Term no longer than 20 years from its Award Date.

         9.3 EXERCISE. A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Certificate. Written notice of any exercise must be given in the form prescribed by the Committee.

         9.4 PAYMENT. For purposes of payment of an SAR, the reference price per Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair Market Value of a Share on the Award Date in the case of a Non-Tandem SAR. The Committee shall determine the form of payment.



                      ARTICLE 10. RESTRICTED STOCK AWARDS

         10.1 GRANTS OF RESTRICTED STOCK AWARDS. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Consultant. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Committee may grant Awards of Restricted Stock subject to the attainment of specified performance goals, continued employment or such other limitations or restrictions as the Committee may determine.

         10.2 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Restricted Stock Awards shall be subject to the following provisions:

                  (A) Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee.

                  (B) If Shares of Restricted Stock are issued immediately upon grant, the Committee may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Committee may also require that the certificates evidencing Restricted Stock be held in custody by the Company until the restrictions on them shall have lapsed.

                  (C) Unless otherwise determined by the Committee at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Shares until they are fully vested.

                      ARTICLE 11. PERFORMANCE SHARE AWARDS

         11.1 Performance Share Awards.

                  (A) The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees and Consultants. The Committee shall determine the Eligible Employees and Consultants to whom and the time or times at which Performance Share Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant's Performance Share Award will vest, and the other terms and conditions of the Performance Share Award in addition to those set forth in Section 11.2.

                  (B) The Committee may condition the grant or vesting of a Performance Share Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of value of the Shares; the performance of the Company based on earnings or cash flow; or such other factors or criteria as the Committee shall determine.

         11.2 TERMS AND CONDITIONS OF PERFORMANCE SHARE AWARDS. Performance Share Awards shall be subject to the following terms and conditions:

                  (A) Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to dividends declared during the Performance Period with respect to any Shares covered by a Performance Share Award will not be paid to the Participant.

                  (B) Subject to the provisions of the Award Certificate and this Plan, at the expiration of the Performance Period, share certificates, cash or both as the Committee may determine shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Share Award.

                  (C) Subject to the applicable provisions of the Award Certificate and this Plan, upon termination of a Participant's employment with the Company or a Subsidiary for any reason during the Performance Period for a given Award, the Performance Share Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

                  (D) Unless otherwise determined by the Committee at the time of grant, Participants receiving Performance Share Awards shall not be entitled to voting rights for the Shares underlying such Performance Share Awards, if any, until they are fully vested.

                     ARTICLE 12. TRANSFERABILITY OF AWARDS

         Awards and the benefits payable under this Plan shall not be transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by a domestic relations order incident to a divorce within the meaning of
Section 1041(a) of the Code, or by will or the laws of descent and distribution. Awards shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

         Notwithstanding the above, the Committee may, with respect solely to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

               ARTICLE 13. ADJUSTMENTS TO SHARES AND AWARD PRICE

         13.1 In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, combinations of Shares or exchanges of Shares, the number and class of Shares for all purposes covered by this Plan and number and class of Shares and price per share for each Award covered under this Plan and each outstanding Award shall be correspondingly adjusted by the Committee.

         13.2 The Committee shall make appropriate adjustments in the Exercise Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

         13.3 All outstanding Awards shall become immediately exercisable in full and/or fully vested in the case of Performance Share Awards and Restricted Stock Awards if a Change in Control of the Company occurs. For purposes of the Restricted Stock Awards and Performance Share Awards, all Awards shall be fully vested at the target amount without any adjustments based on actual performance. Each outstanding Award shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an Award and each such holder shall have the right during such period following notice to exercise the Award as to all or any part of the Shares.

                       ARTICLE 14. TERMINATION OF AWARDS

         14.1 TERMINATION OF AWARDS. All Awards issued under this Plan shall terminate as follows:

                  (A) During any period of continuous employment with the Company or a Subsidiary or continuous service on the Board, an Award will be terminated only if it is fully exercised or in the case of a Performance Share Award and Restricted Stock Award is fully vested, or if it has expired by its terms or by the terms of this Plan.

                  (B) In the event of the Retirement, other than an Approved Retirement, death or Disability of a Participant, any Award held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant's beneficiary or legal representative, for a period of one year following termination of employment, in the case of death or Disability, and 90 days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated Term of such Award, whichever period is shorter. The Performance Share Awards and the Restricted Stock Awards shall vest at the target amount without any adjustments based on actual performance or at the level established by the Committee.

                  (C) Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company or a Subsidiary or service as a member of the Board terminates for any reason other than death, Disability, Approved Retirement or Retirement, the Award will terminate on the earlier to occur of the stated expiration date (after giving effect to a Change of Control, if any) or the date of termination of employment or service as a member of the Board.

                  (D) Notwithstanding Section 14.1(B) and 14.1(C), upon the Approved Retirement of an Eligible Employee, Awards held by such Eligible Employee shall be fully vested and Options may thereafter be exercised by the Participant or by the Participant's beneficiary or legal representative and shall terminate on the earlier of their original expiration date or three (3) years following such Approved Retirement; provided, however, that any Option granted as an Incentive Option with a termination date determined by this Section 14.1 shall be converted into a Nonqualified Option for all purposes. In the event of Approved Retirement, if the Eligible Employee continues to provide service on the Board or as a consultant, after the Approved Retirement, the following shall apply: (i) The Options and Stock Appreciation Rights shall be fully vested and Options may thereafter be exercised by the Participant or by the Participant's beneficiary or legal representative as provided above and shall terminate on the earlier of their original expiration date or three (3) years from the date services cease to be rendered to the Company; and (ii) The Performance Share Awards and Restricted Stock Awards shall not be vested as provided above, but rather shall vest at the earlier of the original vesting date or three (3) years from the date services cease to be rendered to the Company. The Performance Share Awards and Restricted Stock Awards shall vest at the target amount without any adjustments based on actual performance or at the level established by the Committee.

         14.2 Acceleration of Vesting and Extension of Exercise Period Upon Termination of Employment.

                  (A) Notwithstanding anything contained in this Article 14, upon the termination of employment of a Participant for reasons other than death, Disability or Retirement, the Committee may, in its sole discretion, accelerate the vesting of all or part of any Awards held by such terminated Participant, or transferred by the Participant in accordance with Article 12, so that such Awards are fully or partially exercisable as of the date of termination of employment, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award.

                  (B) Except as provided in Article 13, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Eligible Employee or Consultant, as the case may be, or his or her beneficiaries or heirs, to accrue additional rights under this Plan, or to purchase more Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.

                ARTICLE 15. AMENDMENT OR DISCONTINUANCE OF PLAN

         15.1 AMENDMENT. The Committee may at any time amend this Plan; provided, however, that no amendments by the Committee shall, without further approval of the shareholders of the Company:

                  (A) Change the definition of Eligible Employees;

                  (B) Except as provided in Article 13 hereof, increase the number of shares which may be subject to Awards granted under the Plan;

                  (C) Cause the Plan or any Award granted under the Plan to fail to be excluded from the $1 million deduction limitation imposed by
         Section 162(m) of the Code, or to fail to qualify as an "Incentive Option" as defined by Section 422 of the Code if the Committee intended for such Award to qualify as an "Incentive Option."

         15.2 DISCONTINUANCE. The Board may at any time suspend or discontinue this Plan.

         15.3 LIMITATIONS. No amendment or discontinuance of the Plan shall alter or impair any Award granted under the Plan without the consent of the holder thereof.

                         ARTICLE 16. GENERAL PROVISIONS

         16.1 SHAREHOLDER APPROVAL. This Plan shall not become effective unless it shall have been approved by the affirmative vote of a majority of the votes cast at a shareholders' meeting of the Company prior to December 31, 2002. If shareholder approval is not received by such date, awards granted pursuant to this Plan shall be null and void.

         16.2 LEAVES OF ABSENCE. For purposes of this Plan, any leave of absence approved by the Company shall not be deemed to be a termination of employment.

         16.3 SECURITIES LAWS. Notwithstanding anything to the contrary contained in this Plan, the Company shall not be obligated to issue Shares to a Participant pursuant to any Option, Award or other grant under this Plan, unless at the time of such issuance the Shares are registered, exempt, or the subject matter of an exempt transaction under both federal and applicable state securities laws.

         16.4 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the establishment of this Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate such employment at any time.

         16.5 OTHER PLANS. The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary.

         16.6 WITHHOLDING OF TAXES. The Company may deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, payment by the Participant of any federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of previously owned Shares. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

         16.7 REIMBURSEMENT OF TAXES. The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.

         16.8 GOVERNING LAW. This Plan and actions taken in connection with it shall be governed by the laws of the State of Ohio, without giving effect to the conflict of law provisions thereof. Any litigation involving or arising under this Plan shall be maintained solely in the Common Pleas Court of Clermont County, Ohio or in the United States District Court for the Southern District of Ohio.

         16.9 LIABILITY. No employee of the Company nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent not prohibited by law, all employees and members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

         16.10 CERTIFICATES FOR SHARES. Certificates for Shares purchased through exercise of Options or acquired through the exercise of other Awards will be issued in regular course after exercise of the Award and payment, if necessary, therefor as called for by the terms of the Award, but in no event shall the Company be obligated to issue certificates more often than once each quarter. No persons holding an Award or entitled to exercise an Award granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Award until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Award unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.

         16.11 TERM. If not terminated earlier in accordance with Article 15, this Plan shall terminate on the tenth anniversary of the Effective Date and no awards, including

Incentive Options, shall be awarded pursuant to this Plan thereafter. Termination of the Plan shall not affect the rights and obligations theretofore granted and then in effect.

                                                                        ANNEX II

                               THE MIDLAND COMPANY
                   2002 RESTRICTED STOCK AND STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


         1. PURPOSE. The purpose of The Midland Company Restricted Stock and Stock Option Plan for Non-Employee Directors (the "Plan") is to advance the interests of The Midland Company (the "Company") by providing directors who are not full time employees of the Company or its Subsidiaries with an opportunity to obtain a proprietary interest in the Company as an additional incentive to promote its success.

         2. PARTICIPANTS. Each director of the Company who is not a full time employee of the Company or its Subsidiaries will be a Participant in the Plan.

         3. GRANT OF AWARDS. Each Participant shall receive Options to purchase a number of shares of common stock of the Company and/or Restricted Stock Awards as determined by the Board of Directors.

         4. STOCK SUBJECT TO AWARD. Subject to the provisions of paragraph 3, the total number of shares which may be awarded under the Plan is 150,000 Common Shares of the Company without par value which shall be authorized and unissued shares, or reacquired common shares held as treasury stock. Any shares related to awards which terminate without the issuance of such shares shall be available again for award under the Plan. The shares covered by this Plan are in addition to shares subject to outstanding options and Restricted Stock Awards previously granted to Participants.

         5. CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding Common Shares of the Company are hereafter increased or decreased or changed into or exchanged for a different number of kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in corporate shares, appropriate adjustment shall be made automatically in the number and kind of shares for the purchase of which awards may be granted under the Plan. In addition, appropriate adjustments shall be made automatically in the number and kind of shares as to which outstanding awards, or portions thereof then unexercised, shall be exercisable, to the end that the Participant's proportionate interest shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the award and with a corresponding adjustment in the award price per share.

         6. TERMS AND CONDITIONS OF STOCK OPTIONS. Stock Options shall be evidenced by Stock Option Agreements in such form not inconsistent with this Plan as the Board of Directors shall from time to time determine, provided that the substance of the following be included therein.

                           (a) OPTION PRICE. The Stock Option exercise price
                  ("Exercise Price") shall be 100% of the Fair Market Value of the Company's common shares on the date the Stock Option is granted.

                           (b) PAYMENT TERMS. Shares purchased by exercise of a
                  Stock Option shall be paid for in full at the time of purchase. The Board may allow payment of the Exercise Price to be made in cash, by the tender of the Company's common shares which have been owned at least six months and which have a Fair Market Value equal to the Exercise Price, by a reduction in the number of the shares issuable upon exercise or by any combination of the foregoing.

                           (c) OPTION TERM. A Stock Option shall expire ten (10)
                  years from the date the Stock Option is granted.

                           (d) EXERCISE. During the time a Stock Option is
                  outstanding, it may be exercised with respect to any or all of the shares covered thereby.

                           (e) NONASSIGNABILITY OF STOCK OPTION RIGHTS. A Stock
                  Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. The designation of a beneficiary by a Participant does not constitute a transfer. During the life of an Optionee, the Stock Option shall be exercisable only by him or her.

                           (f) EFFECT OF DEATH, DISABILITY OR RETIREMENT. If an
                  Optionee ceases to be a director of the Company for any reason whatsoever, any Stock Option or unexercised portion thereof granted to the Optionee, which is otherwise exercisable pursuant to the terms of the Plan, shall terminate three years from the Optionee's last day as a director, or the date of expiration of the option period, whichever occurs earlier. Notwithstanding anything contained herein to the contrary, if at any time a holder of an option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Board determines is a competitor of the Company, such option shall automatically terminate as of the date such conflicting relationship was established.

                           (g) RESTRICTION. A Participant may not sell shares
                  acquired through options awarded under this Plan until at least six (6) months after award of such option.

         7. RESTRICTED STOCK AWARDS. The Board of Directors may, in its discretion, grant Restricted Stock Awards to any Participant in the frequency and amounts deemed appropriate by the Board. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares. The Board of Directors may grant Awards of Restricted Stock subject to the attainment of specified performance goals or such other limitations or restrictions as the Board may determine. Restricted Stock Awards shall be subject to the following provisions:

                  (a) ISSUANCE OF SHARES. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Board of Directors.

                  (b) STOCK POWERS AND CUSTODY. If Shares of Restricted Stock are issued immediately upon grant, the Board of Directors may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such an Award. The Board of Directors may also require that the certificates evidencing Restricted Stock be held in custody by the Company until the restrictions on them shall have lapsed.

                  (c) SHAREHOLDER RIGHTS. Unless otherwise determined by the Board of Directors at the time of grant, Participants receiving Restricted Stock Awards shall not be entitled to dividend or voting rights for the Restricted Shares until they are fully vested.

         8. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall be responsible for the administration of the Plan.


         9. EFFECTIVE DATE AND TERMINATION OF PLAN. This Plan, which has been adopted by the Board of Directors on January 31, 2002, shall be subject to approval by the shareholders of the Company at the 2002 Annual Meeting of Shareholders. The Board of Directors may terminate this Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. If not terminated earlier, this Plan shall terminate on the tenth anniversary of adoption by the Board of Directors and approved by the shareholders and no Stock Options or Restricted Stock under this Plan shall be awarded thereafter.


         10. AMENDMENT OF PLAN. The Board of Directors may at any time amend the Plan, provided that without approval of shareholders there shall be, except by operation of the provisions of paragraph above, no increase in the total number of shares covered by the Plan; no change in the class of directors eligible to receive awards granted under the Plan; no reduction in the award price; no increase in the frequency or number of awards awarded to Participants; no extension of the latest date upon which options may be exercised; and no material increase in the benefits accruing to Participants; and provided further that no amendment may affect any then outstanding awards or any unexercised portions thereof.

         11. USE OF PROCEEDS. Any proceeds from the issuance of awards granted under the Plan shall constitute general funds of the Company.

         12. Definitions.

                  (a) FAIR MARKET VALUE. The Fair Market Value of a common share shall be the last closing price for a Share on the Nasdaq National Market on the Date Fair Market Value is to be determined. If the Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Board.

                  (b) SUBSIDIARY. A Subsidiary of the Company is a subsidiary corporation as defined in Section 425 of the Internal Revenue Code of 1954.

THE MIDLAND COMPANY


PROXY          The undersigned hereby appoints JOSEPH P. HAYDEN III, JOHN W.
 FOR           HAYDEN and JOHN I. VON LEHMAN proxies of the undersigned, to
ANNUAL         vote cumulatively or otherwise all shares  of Common Stock
MEETING        which the undersigned would be entitled to vote on the
               matters specified below and in their discretion with respect to such other business as may properly come before the Annual
               Meeting of Shareholders of The Midland Company to be held on April 11, 2002 at 10:00 A.M. Eastern Time at The Midland Company,
               7000 Midland Boulevard, Amelia, Ohio or any adjournment of such Annual Meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:


1.     Authority to elect as directors the six nominees listed below.


                    FOR _______       WITHHOLD AUTHORITY _______

       JAMES E. BUSHMAN, JAMES H. CAREY, JOHN W. HAYDEN, ROBERT W. HAYDEN, WILLIAM J. KEATING, JR., DAVID B. O'MALEY

       WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD

       __________________________________

2. Approve an amendment to the Articles of Incorporation of Midland to increase the maximum number of shares aurthorized to Forty-One Million (41,000,000), of which Forty Million (40,000,000) shares shall be common shares without par value and One Million (1,000,000) shares shall be preferred shares without par value.

                    FOR _______    AGAINST _______     ABSTAIN _______

3.     Approve the adoption of the 2002 Employee Incentive Stock Plan.

                    FOR _______    AGAINST _______     ABSTAIN _______

4. Approve the adoption of the 2002 Restricted Stock and Stock Option Plan for Non-Employee Directors.

                    FOR _______    AGAINST _______     ABSTAIN _______

5. Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for fiscal 2002.

                    FOR _______    AGAINST _______     ABSTAIN _______

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

        (This proxy is continued and is to be signed on the reverse side)

                        DIRECTORS TO THE MIDLAND COMPANY
                          ANNUAL SHAREHOLDERS MEETING
                                 APRIL 11, 2002

    FROM I-75 OR I-71 IN THE GREATER
            CINCINNATI AREA                                      FROM DOWNTOWN CINCINNATI

I-275 East                                            I-471 South
Exit Beechmont/Amelia (Rt. 125)                       I-275 North/East to Columbus
Turn east on Rt. 125                                  Exit Beechmont/Amelia (Rt. 125)
Drive approximately 3 miles                           Turn right (east) on Rt. 125
Turn left onto Bach Buxton Rd. (traffic light)        Drive approximately 3 miles
Drive approximately one half mile                     Turn left onto Bach Buxton Rd. (traffic light)
Turn right to Midland Boulevard                       Drive approximately one half mile
                                                      Turn right on Midland Boulevard











                                        Date __________________________________

                                        _______________________________________

                                        _______________________________________



                            Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)





THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS